Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Atlanticus Holdings Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee (3)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, no par value per share	Rule 457(o)
	Equity	Preferred Stock, no par value per share	Rule 457(o)
	Other	Warrants(4)	Rule 457(o)
	Other	Purchase Contracts	Rule 457(o)
	Equity	Depositary Shares(5)	Rule 457(o)
	Debt	Debt Securities	Rule 457(o)
	Other	Rights	Rule 457(o)
	Other	Units(6)	Rule 457(o)
	Unallocated (Universal) Shelf		Rule 457(o)			$539,892,935.32	0.00014760	$79,689
Fees Previously Paid	n/a	n/a	n/a	n/a	n/a	n/a		n/a
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, no par value per share	415(a)(6)						S-3	333-255834	05/13/2021
	Equity	Preferred Stock, no par value per share	415(a)(6)						S-3	333-255834	05/13/2021
	Other	Warrants	415(a)(6)						S-3	333-255834	05/13/2021
	Other	Purchase Contracts	415(a)(6)						S-3	333-255834	05/13/2021
	Equity	Depositary Shares	415(a)(6)						S-3	333-255834	05/13/2021
	Debt	Debt Securities	415(a)(6)						S-3	333-255834	05/13/2021
	Other	Rights	415(a)(6)						S-3	333-255834	05/13/2021
	Other	Units	415(a)(6)						S-3	333-255834	05/13/2021
	Unallocated (Universal) Shelf		415(a)(6)			$210,107,064.68 (7)			S-3	333-255834	05/13/2021	$22,922.68
	Total Offering Amounts					$750,000,000		$79,689
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							$79,689

(1)

The amount to be registered and the proposed maximum aggregate offering price per unit are not specified as to each class of securities to be registered pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933 as amended (the “Securities Act”). The aggregate maximum offering price of all securities to be issued by Atlanticus Holdings Corporation (the “Registrant”) pursuant to this Registration Statement shall not have a maximum aggregate offering price that exceeds $750,000,000 in U.S. dollars or the equivalent at the time of offering in any other currency. This Registration Statement covers offers, sales and other distributions of the securities listed in this table, from time to time, at prices to be determined, as well as securities distributable in connection with or upon conversion, exercise or exchange of other securities so offered, sold or distributed. This Registration Statement also covers shares of common stock, shares of preferred stock, depositary shares and warrants that may be offered or sold under delayed delivery contracts pursuant to which the counterparty may be required to purchase such securities, as well as such contracts themselves. Such contracts would be issued with the shares of common stock, shares of preferred stock, depositary shares or warrants. In addition, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2)

The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act. The Registrant is hereby registering an indeterminate amount and number of securities up to a proposed maximum aggregate offering price of $750,000,000, which may be offered from time to time at indeterminate prices. If any debt securities are issued at an original issue discount, then the principal amount of such debt securities shall be in such greater principal amount as shall result in an aggregate offering price not to exceed $750,000,000, less the aggregate dollar amount of all securities previously issued hereunder.

(3)

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.00014760 and the proposed maximum aggregate offering price.

(4)	The warrants covered by this registration statement may be common stock warrants, preferred stock warrants, depositary share warrants, debt securities warrants or unit warrants.

(5)	Each depositary share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of preferred stock and will be evidenced by a depositary receipt.

(6)	Each unit will represent an interest in two or more other securities, which may or may not be separable from one another.

(7)

The Registrant previously filed a Registration Statement on Form S-3 with the Securities and Exchange Commission (the “SEC”) on May 6, 2021 (File No. 333-255834) (the “Prior Registration Statement”), which was declared effective on May 13, 2021, that registered $500,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes $210,107,064.68 of unsold securities (the “Unsold Securities”) that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $22,922.68 (calculated at the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $539,892,935.32 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.